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                                                                    EXHIBIT 23.3

                              ACCOUNTANTS' CONSENT



The Board of Directors
Winston Hotels, Inc.:

We consent to incorporation by reference in this registration statement on Form S-8 of Winston Hotels, Inc. of our report dated February 20, 1998, relating to the balance sheet of CapStar Winston Company, L.L.C. as of December 31, 1997, and the related statements of operations, members' capital and cash flows for the period from October 15, 1997 through December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Winston Hotels, Inc.


/s/  KPMG Peat Marwick LLP

Washington, D.C.
July 29, 1998